IMPACT MANAGEMENT INVESTMENT TRUST

                                 IMPACT 25 Fund
                    Amended and Restated Multiple Class Plan
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          This  Multiple  Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees, including a majority of the independent trustees, of Impact Management Investment Trust (the "Trust") on behalf of the IMPACT 25 Fund series of the Trust (the "Fund"). The Board has determined that the Plan is in the best interests of each Class of the Fund, and the Trust as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for the Fund.

          1. The Fund may offer four classes of shares: Class R shares, Class A shares, Class F shares and Institutional Class shares.

          The Class R shares are subject to Rule 12b-1 charges. The Class R shares of the Fund shall reimburse Equity Assets Management, Inc. (the "Advisor"), IMPACT Financial Network, Inc., (the "Distributor") or others for all expenses incurred by such parties in the promotion and distribution of shares of the Class R shares of the Fund, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisements, and other distribution-related expenses, as well as any distribution or service fees paid to securities dealers or others who have executed a servicing agreement with the Trust on behalf of the Class R shares, or the Distributor, which form of agreement has been approved by the Trustees, including the independent trustees. The monies to be paid pursuant to any such servicing agreement shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with the purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Fund on behalf of customers; forwarding certain shareholder communications from the Fund to customers; receiving and answering correspondence; and aiding in maintaining the investment of their respective customers in the Class R shares.

          The maximum aggregate amount which may be reimbursed by the Class R shares of the Trust to such parties shall be 1.00% per annum of the average daily net assets of the Class R shares; provided however, that payment made under any servicing agreement entered into by the Class R shares shall not exceed 0.25% per annum of the average daily net assets of the Class R shares.

          The minimum initial investment for Class R shares is $250.

          2. Class A shares are subject to Rule 12b-1 charges. The Class A shares of the Fund shall reimburse the Advisor, the Distributor or others for all expenses incurred by such parties in the promotion and distribution of shares of the Class A shares of the Fund, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisements, and other distribution-related

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expenses, as well as any distribution or service fees paid to securities dealers or others who have executed a servicing agreement with the Trust on behalf of the Class A shares, or the Distributor, which form of agreement has been approved by the Trustees, including the independent trustees. The monies to be paid pursuant to any such servicing agreement shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with the purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Fund on behalf of customers; forwarding certain shareholder
communications   from   the  Fund  to   customers;   receiving   and   answering
correspondence; and aiding in maintaining the investment of their respective customers in the Class A shares. Class A Shares are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus)

          The maximum aggregate amount which may be reimbursed by the Class A shares of the Trust to such parties shall be 0.25% per annum of the average daily net assets of the Institutional Class.

          The minimum initial investment for Class A shares is $250. Class A shares are priced with a maximum front-end sales charge of 5.75%.

          3. Class F shares are subject to Rule 12b-1 charges. The Class F shares of the Fund shall reimburse the Advisor, the Distributor or others for all expenses incurred by such parties in the promotion and distribution of shares of the Class F shares of the Fund, including but not limited to, the printing of prospectuses and reports used for sales purposes, expenses of preparation of sales literature and related expenses, advertisements, and other distribution-related expenses, as well as any distribution or service fees paid to securities dealers or others who have executed a servicing agreement with the Trust on behalf of the Class F shares, or the Distributor, which form of agreement has been approved by the Trustees, including the independent trustees. The monies to be paid pursuant to any such servicing agreement shall be used to pay dealers or others for, among other things, furnishing personal services and maintaining shareholder accounts, which services include, among other things, assisting in establishing and maintaining customer accounts and records; assisting with the purchase and redemption requests; arranging for bank wires; monitoring dividend payments from the Fund on behalf of customers; forwarding certain shareholder communications from the Fund to customers; receiving and answering correspondence; and aiding in maintaining the investment of their respective customers in the Class F shares.

          The maximum aggregate amount which may be reimbursed by the Class F shares of the Trust to such parties shall be 0.50% per annum of the average daily net assets of the Class F shares.

          The minimum initial investment for Class F shares is $250.

          4. Institutional Class shares are not subject to Rule 12b-1 charges or sales loads. The minimum initial investment for Institutional Class shares is $100,000.

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          5. The Trust's Rule 12b-1 Plans relating to the Class R shares,  Class
A shares and Class F shares of the Fund shall operate in accordance with the Rule 2830 of the Conduct Rules of the National Association of Securities Dealers.

          6. The only difference in expenses as between Class R shares, Class A shares, Class F shares and Institutional Class shares shall relate to sales charges, if any, and differences in the Rule 12b-1 Plan expenses of each class, if any, as described in each Class's Rule 12b-1 Plan.

          7. The Class R shares will be exchanged automatically for shares of Class A shares after 10 years. The conversion will be effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee, or other charge. The conversion will also be effected only if the expenses, including payments authorized under a plan adopted pursuant to Rule 12b-1 for the target class are not higher than the expenses, including payment authorized under a rule 12b-1 plan, for the purchase class. If the shareholders of the target class approve any increase in expenses allocated to the target class under paragraphs (a)(1)(i) and (a)(1)(ii) of Rule 18f-3, and the purchase class shareholders do not approve the increase, IMIT will establish a new target class for the purchase class on the same terms as applied to the target class before that increase. There will no conversion features associated with any other Classes of shares.

          8. Each Class will vote separately with respect to any Rule 12b-1 Plan related to the Class.

          9. On an ongoing basis, the Trustees pursuant to their fiduciary responsibilities under the Investment Company Act of 1940, as amended, (the "Act"), and otherwise, will monitor the Trust for the existence of any material conflicts between the interests of the classes of shares. The Trustees, including a majority of the independent trustees, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Advisor and the Distributor shall be responsible for alerting the Board to any material conflicts that arise.

          10. All material amendments to this Plan must be approved by a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, as defined in the Act.

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